Exhibit 4.16
EXHIBIT D
GUARANTY AGREEMENT
THIS GUARANTY AGREEMENT, dated as of the 4th day of March, 2008 (this “Guaranty”), is made by each of the undersigned Subsidiaries of PURE EARTH, INC., a Delaware corporation (the “Company”), and each other Subsidiary of the Company that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit A ((a “Guarantor Accession”); the undersigned and such other Subsidiaries of the Company, collectively, the “Guarantors”), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Investment Agreement referred to below.
RECITALS
A. The Company, and Fidus Mezzanine Capital, L.P., as an Investor (together with any other Investors party thereto, the “Guaranteed Parties”), are parties to an Investment Agreement, dated as of March 4, 2008 (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”), providing for (i) the sale and issuance of shares of the Company’s Series B Preferred Stock (the “Preferred Stock”) to the Investors, and (ii) the issuance of a Warrant pursuant to which the Investors party thereto may purchase shares of the Company’s common stock, in each case upon the terms and conditions set forth therein.
B. It is a condition to the purchase by the Investors of the Preferred Stock and the Warrant that each Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined). The Guaranteed Parties are relying on this Guaranty in their decision to invest in the Company under the Investment Agreement and the Warrant, and would not enter into the Investment Agreement or the Warrant without this Guaranty.
C. The Company and the Guarantors are engaged in related businesses and undertake certain activities and operations on an integrated basis. As part of such integrated operations, the Company, among other things, may advance to the Guarantors from time to time certain proceeds of the purchase price for the Preferred Stock and the Warrant paid to the Company by the Investors under the Investment Agreement. Each Guarantor will therefore obtain benefits as a result of the Investors’ investment in the Company under the Investment Agreement and the Warrant, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Guaranty.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Guaranteed Parties to enter into the Investment Agreement and the Warrant and to induce the Investors to invest in the Company thereunder, each Guarantor hereby agrees as follows:

1. Guaranty.
(a) Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally:
(i) guarantees to the Guaranteed Parties the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Company under the Investment Agreement and the other Investment Documents, including, without limitation, all redemption obligations and dividends payable with respect to the Preferred Stock, all fees, expenses, indemnities and other amounts payable by the Company under the Investment Agreement or any other Investment Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Company seeking relief under any Insolvency Laws (as hereinafter defined), whether or not the claim for such interest is allowed in such proceeding), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all liabilities and obligations described in this clause (i), collectively, the “Guaranteed Obligations”); and
(ii) agrees to pay the reasonable fees and expenses of counsel to, and reimburse upon demand all reasonable costs and expenses incurred or paid by any Guaranteed Party in connection with (y) any suit, action or proceeding to enforce or protect any rights of the Guaranteed Parties hereunder and (z) any amendment, modification or waiver hereof or consent pursuant hereto, and to indemnify and hold each Guaranteed Party and its directors, officers, employees, agents and Affiliates harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential, that may at any time be imposed on, incurred by or asserted against any such indemnified party as a result of, arising from or in any way relating to this Guaranty or the collection or enforcement of the Guaranteed Obligations; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any such claims, losses, costs and expenses to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified party.
(b) Notwithstanding the provisions of subsection (a) above and notwithstanding any other provisions contained herein or in any other Investment Document:
(i) no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

(ii) the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the “Maximum Guaranteed Amount”) equal to the greatest amount that would not render such Guarantor’s obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, “Insolvency Laws”), in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Company or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (y) applicable law or (z) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Company of obligations arising under guaranties by such parties).
(c) The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a “Funding Guarantor”) that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor’s Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date. “Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guarantied. “Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. “Adjusted Maximum Guaranteed Amount” means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor, determined in accordance with the provisions of subsection (b) above; provided that, solely for purposes of calculating the “Adjusted Maximum Guaranteed Amount” with respect to any Guarantor for purposes of this subsection (c), any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection (c)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor’s right of contribution under this subsection (c) shall be subject to the provisions of Section 4. The allocation among Guarantors of their obligations as set forth in this subsection (c) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

(d) The guaranty of each Guarantor set forth in this Section is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Guaranteed Party hereunder or under any other Investment Document.
2. Guaranty Absolute. Each Guarantor agrees that its obligations hereunder and under the other Investment Documents to which it is a party are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any collateral or other security therefor, if any, or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:
(i) any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Investment Agreement, any other Investment Document or any agreement or instrument delivered pursuant to any of the foregoing;
(ii) the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Investment Agreement, any other Investment Document or any agreement or instrument delivered pursuant to any of the foregoing;
(iii) the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional collateral or other security, if any, for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;
(iv) any discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;
(v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any collateral or other security, if any, for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such collateral or other security;

(vi) the exercise of any right or remedy available under the Investment Documents, at law, in equity or otherwise in respect of any collateral or other security, if any, for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;
(vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Company or any other Person directly or indirectly liable for any Guaranteed Obligations;
(viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Company or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or
(ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Company, any Guarantor or a surety or guarantor generally, other than the payment in full in cash of the Guaranteed Obligations (other than contingent and indemnification obligations not then due and payable) (the “Termination Requirements”).
3. Certain Waivers. Each Guarantor hereby knowingly, voluntarily and expressly waives:
(i) presentment, demand for payment, demand for performance, protest and notice of any other kind, including, without limitation, notice of nonpayment or other nonperformance (including notice of default or noncompliance under any Investment Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Company and of any of the matters referred to in Section 2 and of any rights to consent thereto;
(ii) any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by such Guarantor hereunder, to proceed against, or to exhaust or have resort to any collateral or other security, if any, from or any deposit balance or other credit in favor of, the Company, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any collateral or other security, if any, for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Company, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such collateral or other security;

(iii) any right or defense based on or arising by reason of any right or defense of the Company or any other Person, including, without limitation, any defense based on or arising from a lack of authority or other disability of the Company or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any collateral or other security therefor, if any, or any Investment Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Company for any reason other than the satisfaction of the Termination Requirements;
(iv) any defense based on any Guaranteed Party’s acts or omissions in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such collateral or other security;
(v) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or set-off, any defense, counterclaim, claim, right of recoupment or set-off that it may at any time have against any Guaranteed Party (including, without limitation, failure of consideration, fraud, fraudulent inducement, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims and other than the payment in full in cash of the Guaranteed Obligations; and
(vi) any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.
4. No Subrogation. Each Guarantor hereby agrees that, until satisfaction of the Termination Requirements, it will not exercise or seek to exercise any claim or right that it may have against the Company or any other Guarantor at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including any right of subrogation to the rights of any of the Guaranteed Parties against the Company or any other Guarantor, any right of indemnity, contribution or reimbursement against the Company or any other Guarantor (including rights of contribution as set forth in Section 1(c)), any right to enforce any remedies of any Guaranteed Party against the Company or any other Guarantor, or any benefit of, or any right to participate in, any collateral or other security, if any, held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including without limitation the Bankruptcy Code), common law or otherwise. Each Guarantor further agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Company or any other Subsidiary of the Company to such Guarantor, including, without limitation, any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Guaranteed Obligations. Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Noncompliance, or (ii) on account of any such rights of subrogation, indemnity, contribution or reimbursement at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Guaranteed Parties, or any Person duly appointed thereby, in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Investment Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty. Additionally, in the event the Company or any other Company Party becomes a “debtor” within the meaning of the Bankruptcy Code, the Required Investors may appoint a Person (which may be an Investor) who shall be entitled at its option, on behalf of the Guaranteed Parties and as attorney in fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor and vote the rights of each such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Company or such Company Party to any Guarantor in any such proceeding, each Guarantor hereby assigning to the Required Investors or any Person duly appointed thereby, all of its rights in respect of any such claim, including the right to receive payments and distributions in respect thereof.
5. Representations and Warranties. Each Guarantor hereby represents and warrants to the Guaranteed Parties that, as to itself, all of the representations and warranties relating to it contained in the Investment Agreement and the other Investment Documents are true and correct.
6. Financial Condition of Company. Each Guarantor represents that it has knowledge of the Company’s financial condition and affairs and that it has adequate means to obtain from the Company on an ongoing basis information relating thereto and to the Company’s ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Company for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Company that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.
7. Payments; Application; Set-Off.
(a) Each Guarantor agrees that, upon the failure of the Company to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of Section 1(b), forthwith pay or cause to be paid to the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

(b) All payments made by each Guarantor hereunder will be made in Dollars to the Guaranteed Parties, without set-off, counterclaim or other defense and, in accordance with the Investment Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of the Investment Agreement in respect of all payments made by it hereunder.
(c) In the event that the proceeds of any sale, disposition or realization of collateral, if any, are insufficient to pay all amounts to which the Guaranteed Parties are legally entitled, the Guarantors shall be jointly and severally liable for the deficiency, together with interest thereon or additional dividends thereon at the highest rate specified in any applicable Investment Document for interest or dividends on outstanding Obligations or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.
(d) Upon and at any time after the occurrence and during the continuance of any Event of Noncompliance, each Guaranteed Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Investment Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty or any other Investment Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and their respective Affiliates under this subsection are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Parties or their respective Affiliates may have. Each Guaranteed Party agrees to notify the Company and the other Guaranteed Parties, promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
8. No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Investment Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Noncompliance. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Investment Document or to constitute a waiver of any Event of Noncompliance. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

9. Enforcement. The Guaranteed Parties agree that, except as provided in Section 7(d), this Guaranty may be enforced only by the Required Investors or any Person duly appointed thereby (which Person may be an Investor), acting upon the instructions or with the consent of the Required Investors, as provided for in the Investment Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any collateral or other security given, if any, to secure the payment and performance of the Guarantors’ obligations hereunder. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Company or any other Guarantor and whether or not the Company or any other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a “Reclaimed Amount”), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term “Guaranteed Obligations” includes all Reclaimed Amounts that may arise from time to time.
10. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Required Investors, or any Person duly appointed thereby (which Person may be an Investor), as may be required under the provisions of the Investment Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.
11. Addition, Release of Guarantors. Each Guarantor recognizes that the provisions of the Investment Agreement require Persons that become Subsidiaries of the Company and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the actions of the Guaranteed Parties, or any Person duly appointed thereby, in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor.
12. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements (provided that the provisions of clause (ii) of Section 1(a) shall survive any termination of this Guaranty), (ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Required Investors)

and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Investment Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise. Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.
13. Governing Law; Consent to Jurisdiction; Appointment of Company as Representative, Process Agent, Attorney-in-Fact.
(a) This Guaranty shall be governed by, and construed and enforced in accordance with, the law of the State of New York, but excluding all other choice of law and conflicts of law rules).
(b) Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Illinois sitting in the County of Cook and of the United States District Court of the Northern District of Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Investment Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Investment Document shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Investment Document against any Guarantor or its properties in the courts of any jurisdiction.
(c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Investment Document in any court referred to in Section 13(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Guarantor hereby irrevocably designates and appoints the Company as its designee, appointee and agent to receive on its behalf all service of process in any such action or proceeding and any other notice or communication hereunder, irrevocably consents to service of process in any such action or proceeding by registered or certified mail directed to the Company at its address set forth in the Investment Agreement (and service so made shall be deemed to be completed upon the earlier of actual receipt thereof or three (3) business days after deposit in the United States mails, proper postage prepaid and properly addressed), and irrevocably agrees that service so made shall be effective and binding upon such Guarantor in every respect and that any other notice or communication given to the Company at the address and in the manner specified herein shall be effective notice to such Guarantor. Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against any Guarantor in the courts of any other jurisdiction.
(e) Further, each Guarantor does hereby irrevocably make, constitute and appoint the Company as its true and lawful attorney-in-fact, with full authority in its place and stead and in its name, the Company’s name or otherwise, and with full power of substitution in the premises, from time to time in the Company’s discretion to agree on behalf of, and sign the name of, such Guarantor to any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Guaranty, any other Investment Document or any document or instrument pursuant hereto or thereto, and to take any other action and do all other things on behalf of such Guarantor that the Company may deem necessary or advisable to carry out and accomplish the purposes of this Guaranty and the other Investment Documents. The Company will not be liable for any act or omission nor for any error of judgment or mistake of fact unless the same shall occur as a result of the gross negligence or willful misconduct of the Company. This power, being coupled with an interest, is irrevocable by any Guarantor for so long as this Guaranty shall be in effect with respect to such Guarantor. By its signature hereto, the Company consents to its appointment as provided for herein and agrees promptly to distribute all process, notices and other communications to each Guarantor.
14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER INVESTMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15. Notices. Except as otherwise provided in the Investment Agreement, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: (a) if to any Guarantor, in care of the Company and at the Company’s address (or telecopier number) specified on Schedule 1.1(a) of the Investment Agreement, and (b) if to any Guaranteed Party, to such Guaranteed Party at its address (or telecopier number) for notices set forth on its signature page to the Investment Agreement, as such addresses may be changed from time to time pursuant to the Investment Agreement, and with copies to such other Persons as may be specified under the provisions of the Investment Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in the Investment Agreement shall be effective as provided therein.
16. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.
17. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.
18. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution and delivery by such Guarantor of a counterpart hereof or a Guarantor Accession.
[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed under seal by their duly authorized officers as of the date first above written.

PURE EARTH, INC.
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Executive Vice President & CFO

PURE EARTH MATERIALS, INC.
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Treasurer

PURE EARTH MATERIALS (NJ), INC.
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Treasurer

PURE EARTH TRANSPORTATION & DISPOSAL, INC.
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Treasurer

JUDA CONSTRUCTION, LTD.
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Treasurer

Signature Page to Guaranty Agreement

PURE EARTH ENVIRONEMNTAL, INC.
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Treasurer

ECHO LAKE BROWNFIELD, LLC
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Treasurer

BIO METHODS LLC
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Treasurer

GEO METHODS, LLC
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Treasurer

PEI DISPOSAL GROUP, INC.
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Treasurer

HFH ACQUISITION CORP.
By:	/s/ Brent Kopenhaver
	Name:	Brent Kopenhaver
	Title:	Treasurer

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Accepted and agreed to:
FIDUS MEZZANINE CAPITAL, L.P.
as Investor

By:	Fidus Mezzanine Capital GP, LLC, its General Partner

	By:	/S/ Edward H. Ross

	Name:	Edward H. Ross
	Title:	Managing Partner

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EXHIBIT A
GUARANTOR ACCESSION
THIS GUARANTOR ACCESSION (this “Accession”), dated as of _____________, ____, is executed and delivered by [NAME OF NEW GUARANTOR], a _____________ corporation (the “New Guarantor”), pursuant to the Guaranty Agreement referred to hereinbelow.
Reference is made to the Investment Agreement, dated as of March 4, 2008, among Pure Earth, Inc., as the issuing company (the “Company”), and Fidus Mezzanine Capital, L.P., as an Investor, and any other Investors party thereto (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”) and the Warrant (as defined in the Investment Agreement) issued in connection therewith. In connection with and as a condition to the initial and continued investments under the Investment Agreement and the Warrant, the Company and certain of its Subsidiaries have executed and delivered a Guaranty Agreement, dated as of March 4, 2008 (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), pursuant to which such Subsidiaries have guaranteed the payment in full of the obligations of the Company under the Investment Agreement and the other Investment Documents (as defined in the Investment Agreement). Capitalized terms used herein without definition shall have the meanings given to them in the Guaranty Agreement.
The Company has agreed under the Investment Agreement to cause each of its future Domestic Subsidiaries to become a party to the Guaranty Agreement as a guarantor thereunder. The New Guarantor is a Domestic Subsidiary of the Company. The New Guarantor will obtain benefits as a result of the issuance of the Company’s Preferred Stock under the Investment Agreement and the potential issuance of the Company’s common stock under the Warrant, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Accession. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Investors to continue to extend credit to the Company under the Investment Agreement, the New Guarantor hereby agrees as follows:
1. The New Guarantor hereby joins in and agrees to be bound by each and all of the provisions of the Guaranty Agreement as a Guarantor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 1 of the Guaranty Agreement, the New Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally with each other Guarantor, guarantees to the Guaranteed Parties the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Guaranteed Obligations, and agrees to pay or reimburse upon demand all other obligations of the Guarantors under the Guaranty Agreement, all on the terms and subject to the conditions set forth in the Guaranty Agreement.
2. The New Guarantor hereby represents and warrants that after giving effect to this Accession, each representation and warranty related to it contained in the Investment Agreement is true and correct with respect to the New Guarantor as of the date hereof.

3. This Accession shall be an Investment Document (within the meaning of such term under the Investment Agreement), shall be binding upon and enforceable against the New Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. This Accession and its attachments are hereby incorporated into the Guaranty Agreement and made a part thereof.
IN WITNESS WHEREOF, the New Guarantor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW GUARANTOR]
By:

Title:

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